Exhibit 10.15



                      CONSULTING AGREEMENT

     This Consulting Agreement (the "Agreement") is made and entered into this 24th day of October, 1996 by and between James E. Terrill, ("Consultant") and Jefferson Smurfit Corporation (U.S.), a Delaware corporation (the "Company").


                            RECITALS

     WHEREAS, Consultant has been a valuable executive employee for the Company for approximately 25 years and since February, 1994, has served as President and/or Chief Executive Officer of the Company; and

     WHEREAS, the Board of Directors of the Company desires to be able, from time to time, to call upon the expertise of Consultant;


                            COVENANTS

     NOW, THEREFORE, the parties agree as follows:

     1. Consulting Period. The consulting period shall run from January 1, 1997 to December 31, 2006 (the "Consulting Period").

     2. Duties. During the Consulting Period, Consultant shall hold himself available for consultation and advice on a stand by basis and upon request by the Board of Directors to furnish consultation and advisory services to the Board. The manner, times and places for the performance of such services shall be mutually agreed to by the parties.

     3.   Consulting Fees.  The Company shall pay Consultant
$75,000 per year, payable each year in twelve equal monthly installments of $6,250 each, payable on the first day of each calendar month during the Consulting Period, commencing on January 1, 1997.

     4. Status. It is expressly understood and agreed by the parties that Consultant is an independent contractor and shall not for any purpose be considered an employee of the Company. The Company shall not be required to make any social security, state or federal unemployment compensation, or similar payments on behalf of Consultant, and to the extent consistent with applicable law, the Company will not withhold any amounts from the Consulting Fees as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws. Consultant shall be solely responsible for the withholding and/or payment of any federal, state or local income or payroll taxes with respect to the Consulting Fees. Nothing contained in this Section 4 shall modify, change, limit or restrict the benefits Consultant is otherwise entitled to from the Company for his years of service as an employee.

     5. Death or Disability. In the event Consultant dies or becomes disabled during the Consulting Period, and is not then in default of any of his obligations hereunder, the Company shall pay, in a lump sum, without discount for time value of money, the entire balance of the ten (10) year Consulting Fee, as follows: to the Consultant's estate, in the event of his death, or to the Consultant or his guardian or trustee, in the event of his disability.

     6. Non-Competition. (a) During the Consulting Period, the Consultant shall not, without prior written consent of the Company, directly or indirectly engage or participate (as an owner, partner, shareholder, director, officer, employee, joint venturer, agent, representative or independent contractor, or in any other capacity calling for the making of any investment or the rendition of any personal services or any acts of management, operation or control), in any Restricted Business (as hereinafter defined) within the Restricted Area (as hereinafter defined); provided, however, that the Consultant may own up to three percent (3%) of any class of securities of a corporation engaged in such a competitive business if such securities are listed on a national securities exchange or registered under the Securities Exchange Act of 1934.

     (b) "Restricted Business" shall mean the businesses in which the Company and its affiliates (as defined in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended) are engaged on the date hereof.

     (c)  "Restricted Area" shall mean the United States of
America.

     7. Remedies. Each party agrees to give the other written notice of any breach by the other party of this Agreement. The breaching party shall have thirty (30) days from the date of such written notice to cure any such breach. If the breaching party fails to cure the breach to the other party's reasonable satisfaction within thirty (30) days of receipt of such notice, the non-breaching party may terminate this Agreement upon written notice to the breaching party.

     8. Governing Law. The validity and effect of this Agreement shall be governed exclusively by the laws of the State of Missouri, excluding the "conflict of laws" rules of that state.


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     9.   Assignment.  The rights and obligations of the Company
under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company. This Agreement and the obligations created hereunder may not be assigned by the Consultant, except for the right to receive the payments contemplated by Section 3 of this Agreement.

    10. Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements or understandings of the parties.

     IN WITNESS WHEREOF, this Consulting Agreement has been duly executed on behalf of the Company, and by the Consultant on the date first above written.

                              JEFFERSON SMURFIT CORPORATION (U.S.)



                              By: ________________________________
                              Title: _____________________________




                              ____________________________________
                                        James E. Terrill

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